EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-100657, 333-104585, 333-105658, 333-120868 and 333-124496 on Forms S-8 and Registration Statement Nos. 333-112747 and 333-124494 on Form S-3 of our reports dated March 10, 2006, relating to the consolidated financial statements of USI Holdings Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of USI Holdings Corporation for the year ended December 31, 2005.

                    /s/ DELOITTE & TOUCHE LLP

New York, New York

March 10, 2006